Inland Residential Properties Trust, Inc.
2901 Butterfield Road | Oak Brook, IL 60523 | 800.826.8228
inland-investments.com

January 8, 2019

Dear Stockholder:

The 2018 annual meeting of stockholders of Inland Residential Properties Trust, Inc. (the "Company" or "Inland Residential") was held on November 27, 2018. The meeting was adjourned to obtain the votes required to approve the plan of liquidation, including the dissolution of the Company, and the sale of all or substantially all the Company's assets. The annual meeting was reconvened on December 18, 2018, and we are pleased to share that stockholders approved the proposed plan of liquidation.

As previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2018, the Company's stockholders also approved Proposal No. 1, Election of Directors; Proposal No. 2, Ratification of KPMG as the Company's independent registered public accounting firm for the year ending December 31, 2018; and Proposal No. 4, Adjournment Proposal, on November 27, 2018. The voting results for Proposal Nos. 1, 2, and 4 were also reported in that Current Report on Form 8-K.

All the properties in Inland Residential's portfolio have been or are currently being actively marketed for sale. On December 20, 2018, Inland Residential completed the previously disclosed sale of The Commons at Town Center, located in Vernon Hills, Illinois. The sales price of $24.6 million represented a gross profit of $1.6 million over the original acquisition price for the property of $23 million.

In addition, on December 21, 2018, Inland Residential entered into a contract for the sale of The Verandas at Mitylene, located in Montgomery, Alabama, for approximately $40.5 million. The Company originally purchased the property on July 27, 2017 for approximately $36.6 million.

Inland Residential expects that the distribution resulting from the sale of The Commons at Town Center will be made to stockholders in January 2019.

If you have any questions regarding your investment in Inland Residential, please contact your financial advisor or our **Inland Investor Services team at 800.826.8228** from **8:00 am to 5:00 pm CT Monday-Friday**. Thank you for your investment in Inland Residential.

Sincerely,
INLAND RESIDENTIAL PROPERTIES TRUST, INC.



Mitchell Sabshon
President and Chief Executive Officer

Enclosure
cc: Trustee, Broker Dealer, Financial Advisor

(Please see reverse side for an important disclosure.)

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation's largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for 50 years.

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "can", "would", "will", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Residential with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition and sale of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission.

Although Inland Residential believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Residential undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Residential or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.